                              GOEGLEIN CONTRIBUTION AND
                                 AMENDMENT AGREEMENT


     This Contribution and Amendment Agreement (the "Agreement") dated as of February 26, 1998 is made between and among Aladdin Gaming, LLC (the "Company"), Aladdin Gaming Holdings, LLC ("Gaming Holdings") and Richard J. Goeglein (the "Executive").

     WHEREAS, the Company, Aladdin Holdings and the Executive entered into an Employment and Consulting Agreement effective as of January 1, 1997 (and subsequently amended on January 30, 1998) (as amended, the "Employment and Consulting Agreement");

     WHEREAS, the Company is a subsidiary of Gaming Holdings; and

     WHEREAS, the parties wish to enter into this Agreement to provide for the Executive to contribute his Restricted Membership Interest (as defined in the Employment and Consulting Agreement) in the Company to Gaming Holdings in return for restricted membership interest in Gaming Holdings on the terms and conditions herein and to amend the Employment and Consulting Agreement in connection therewith.

     NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, the parties agree as follows:

     1. On the date hereof (a) the Executive shall contribute his two percent Restricted Membership Interest in the Company to the capital of Gaming Holdings and (b) in consideration therefor Gaming Holdings shall issue to the Executive a restricted membership interest in the capital of Gaming Holdings (the "Holdings Restricted Membership Interest") on the same terms and conditions as those which governed the Executive's Restricted Membership Interest in the Company (taking account of the amendments to the Employment and Consulting Agreement herein and the fact that the Holdings Restricted Membership Interest has been issued by Gaming Holdings), such Holdings Restricted Membership Interest representing upon the vesting thereof two percent of the issued and outstanding common shares of Gaming Holdings, subject to adjustment as provided in the Employment and Consulting Agreement as amended herein. At the time of the vesting of the Holdings Restricted Membership Interest Gaming Holdings shall establish a capital account in respect thereof in the amount of $4 million.

     2. The parties agree that Gaming Holdings is hereby added as a party to the Employment and Consulting Agreement as amended hereby.

     3.     Pursuant to Section 29 of the Employment and Consulting Agreement,
Section 4(c)(i) of the Employment and Consulting Agreement is hereby amended to change the reference to "Restricted Membership Interest" in the last sentence thereof to "Holdings Restricted Membership Interest (as defined in that certain Goeglein Contribution and Amendment Agreement dated as of February 26, 1998)." The Company and Gaming Holdings hereby agree that if the Company purchases the unvested portion of the Holdings Restricted Membership Interest pursuant to such amended Section 4(c)(i) of the Employment and Consulting Agreement, Gaming Holdings shall promptly thereafter purchase such Restricted Membership Interest from the Company for a purchase price of $1.

     4. Pursuant to Section 29 of the Employment and Consulting Agreement, the Employment and Consulting Agreement is hereby amended as follows:

                 (a) Sections 4(c)(ii), (iii) and (iv) and (d) of the Employment and Consulting Agreement are deleted in their entirety and replaced with the following:

                 "(ii)   ANTI-DILUTION PURCHASES.  Upon Gaming Holdings' closing
            of a financing transaction or transactions involving the sale of membership interests, equity (or securities convertible into membership interests or equity) of Gaming Holdings (a "Financing Transaction"), and if Executive is employed by the Company upon such closing date or dates, Executive shall have the right to purchase that number of such instruments that would result in Executive owning, in the aggregate (together with all membership interests or equity or interests already held by Executive at such time which may vest into membership interests or equity) two percent (subject to adjustment pursuant to Section 3.6 of the Operating Agreement of Gaming Holdings) of the fully diluted membership interests or equity of Gaming Holdings, as measured on the date of such closing or closings; provided, however, that such right to purchase shall only be effective with respect to non-compensatory Financing Transactions (i.e., Executive shall not have the right to make anti-dilutive purchases with respect to ordinary course of business compensatory sales of stock or membership interests to Company or Gaming Holdings' employees). Any such right of Executive to make an anti-dilutive purchase of stock hereunder shall be at the most favorable price and on the most favorable terms and conditions as are provided to any party in the Financing Transaction. For purposes of this Agreement, "fully diluted equity of Gaming Holdings" shall mean the aggregate amount of membership interests (or the aggregate number of shares of all outstanding common and preferred stock) plus the aggregate amount of membership interests (or the number of shares of common and preferred stock) that could be obtained through the exercise or conversion of rights, options, warrants and convertible securities (other than employee equity compensation). Notwithstanding the foregoing, Executive shall not have the right to make anti-dilutive purchases (i) in any Financing Transaction in which his equity ownership interest in Gaming Holdings is diluted to the same extent as the indirect equity interest in Gaming Holdings held by The Trust Under Article Sixth u/w/o Sigmund Sommer or its affiliates (the "Trust"), or (ii) as a result of any sales or transfers arising as a result of the death of Mrs. Viola Sommer or for the purpose of satisfying attendant estate tax liabilities. If, in the event of a public offering, underwriters take issue with Executive's rights under this paragraph, the underwriters, Gaming Holdings and Executive will address such issues on a mutually approved and reasonable basis, taking into account the interests of all involved.

                 (iii)   PUT RIGHT.

                         (A) CERTAIN TERMINATIONS DURING EMPLOYMENT TERM. In the event that, during the Employment Term, Executive is terminated other than for "Cause" or voluntarily terminates for "Good Reason" (both as defined in Section 9 hereof), then Executive shall have the right (but not the obligation) to sell its Holdings Restricted Membership Interest and any other membership interest (or shares exchanged for such interests) purchased hereunder back to Gaming Holdings on the date that is the one year anniversary of the date of such termination of employment (the "Anniversary Date") (so long as the IPO has not occurred by such date) at a price equal to the fair market value of such membership interest or shares on the Anniversary Date, as determined by an independent appraisal firm mutually agreed to by and between Gaming Holdings and Executive, with the costs of such appraisal being paid by the Company (the "Employment Term Put Right"). The Employment Term Put Right must be exercised in writing by Executive by the Anniversary Date or it shall become void and without further effect. If the Employment Term Put Right is exercised, and Gaming Holdings does not satisfy its obligation to purchase the membership interest or shares subject to the Employment Term Put Right within seven days following receipt of Executive's written notice of exercise thereof, the Executive shall have the right to require the Company (rather than Gaming Holdings) to purchase such membership interest or shares at fair market value.

            If the Company purchases such membership interest or shares, the Company and Gaming Holdings hereby agree that Gaming Holdings shall promptly thereafter purchase such membership interest or shares from the Company for a purchase price of $1.

                         (B) LAPSING OF EMPLOYMENT TERM PRIOR TO IPO. In the event that the IPO has not occurred by the end of the Employment Term (the "Employment Term Lapse Date"), then Executive shall have the right (but not the obligation) to sell its Holdings Restricted Membership Interest and any other membership interest purchased hereunder (or shares exchanged for such interests) back to Gaming Holdings at a price equal to the fair market value of such membership interest or shares on the Employment Term Lapse Date, as determined by an independent appraisal firm mutually agreed to by and between Gaming Holdings and Executive, with the costs of such appraisal being paid by the Company (the "Employment Term Lapse Put Right"). The Employment Term Lapse Put Right must be exercised in writing by Executive within thirty days following the Employment Term Lapse Date or it shall become void and without further effect. If the Employment Term Lapse Put Right is exercised, and Gaming Holdings does not satisfy its obligation to purchase the membership interest or shares subject to the Employment Term Lapse Put Right within seven days following receipt of Executive's written notice of exercise thereof, the Executive shall have the right to require the Company (rather than Gaming Holdings) to purchase such membership interest or shares at fair market value. If the Company purchases such membership interest or shares, the Company and Gaming Holdings hereby agree that Gaming Holdings shall promptly thereafter purchase such membership interest or shares from the Company for a purchase price of $1.

                 (iv) LLC DISTRIBUTIONS. While Gaming Holdings remains a pass-through entity for federal income tax purposes, Gaming Holdings will periodically distribute cash, to the extent available, to Executive in an amount equal to the increase in his cumulative tax liability with respect to his interest in Gaming Holdings.

                 (d) STOCK OPTION. On the date, if any, upon which Gaming Holdings (or an affiliate or successor entity of Gaming Holdings) effects an initial public offering for its securities (the "IPO"), Executive shall be granted a stock option covering such securities (the "Stock Option"). The number of shares subject to such option shall be equal to the number derived by dividing the 125% of the Base

            Salary by the "Price to Public" share price in such offering. The Stock Option per share exercise price shall be equal to the "Price to Public" share price. The Stock Option, shall qualify, to the maximum extent permitted by Internal Revenue Code Section 422(d) or its successor provision, as an "incentive stock option." Subject to accelerated vesting as set forth elsewhere herein, the Stock Option shall vest as to one third of the shares subject to the Stock Option as of the date of grant, and as to an additional one third of such shares on each anniversary of the date of grant, so as to be 100% vested on the second anniversary of the date of grant, conditioned upon Executive's continued employment, consulting or director relationship with the Company as of each vesting date. Gaming Holdings agrees to register the Stock Option and the stock issuable thereunder on a Form-S-8 (or its successor form) with the Securities and Exchange Commission following the date of grant. In good faith and giving consideration to Executive's interests, Gaming Holdings, and Executive will agree upon the registration date(s)."

                 (b) Section 9(iii) of the Employment and Consulting Agreement is hereby amended so that references to the "Restricted Membership Interest" or "any equity compensation granted to Executive by the Company" are, respectively, changed to the "Holdings Restricted Membership Interest" and "any equity compensation granted by Gaming Holdings."

                 (c) Section 10 of the Employment and Consulting Agreement is deleted in its entirety and replaced with the following:

                 "10.    CHANGE OF CONTROL  In the event of a "Change of
            Control" (as defined herein) of Gaming Holdings occurring while Executive is employed by the Company, Executive's Equity Compensation shall have its vesting accelerated in full so as to become 100% vested as of the date of the Change of Control. For this purpose, "Change of Control" of Gaming Holdings is defined as:

                 (a) Any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (other than a group consisting of the members of the Board as of the Effective Date and their affiliated investment funds and the partners thereof) becomes the "beneficial owner" (as defined in Rule 13d-3 under said
            Act), directly or indirectly, of securities of Gaming Holdings representing 50% or more of the total voting power represented by Gaming Holdings' then outstanding voting securities; provided, however, that a "Change of Control" will not be deemed to occur under this paragraph with respect to (i) intra-family transfers among the Sommer family, (ii) sales or transfers arising as a result of the death of Mrs. Viola Sommer or for the purpose of satisfying attendant estate tax liabilities or (iii) adjustments in membership interests pursuant to Article III of the Operating Agreement of Gaming Holdings; or

                 (b) The consummation of a merger or consolidation of Gaming Holdings with any other corporation other than a merger or consolidation which would result in the voting securities of Gaming Holdings outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of Gaming Holdings or such surviving entity outstanding immediately after such merger or consolidation; or

                 (c) A change in the composition of the Board of Directors of Gaming Holdings occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either
            (A) are directors of Gaming Holdings as of the date hereof, or (B) are elected, or nominated for election, to the Board of Directors of Gaming Holdings with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to Gaming Holdings); or

                 (d) The approval by the Board of a plan of complete liquidation of Gaming Holdings or of an agreement for the sale or disposition by Gaming Holdings of all or substantially all of Gaming Holdings' assets."

                 (d) Sections 22, 24, 25 and 29 of the Employment and Consulting Agreement are hereby amended so that Gaming Holdings has the same rights and obligations under such Sections as the Company.

     5. GAMING LAW. Anything to the contrary herein or in the Employment and Consulting Agreement notwithstanding, the parties hereto agree and acknowledge that they are subject to and that they shall comply in all respects with the gaming laws of the State of Nevada, including the Nevada Gaming Control Act and (or any successor statute) the rules and regulations promulgated by the Nevada

Gaming Commission and the State Gaming Control Board. To the extent anything in this Agreement or the Employment and Consulting Agreement is inconsistent with any gaming laws or regulations, the gaming laws and regulations shall control.

     6. CONFIDENTIALITY. The Executive acknowledges that the Company has a substantial, legitimate and continuing interest in the protection of its business relationships with others including without limitation current and prospective employees, consultants, advisors, customers, vendors, suppliers, partners or joint venturers, and financing sources, and in the protection of its Confidential Information, and has invested substantial sums, time and effort and will continue to invest substantial sums, time and effort to develop, maintain and protect such relationships and Information. Accordingly, Executive covenants and agrees that during the Employment Term (as defined in the Employment and Consulting Agreement) and thereafter, the Executive shall keep secret and retain in strictest confidence and shall not, without the prior written consent of the Company, furnish, make available or disclose to any third party or use for the benefit of himself or any third party any Confidential Information. Confidential Information is information related to or concerning the Company or Gaming Holdings and their businesses which is confidential, proprietary or not generally known to and cannot be readily ascertained through proper means by persons or entities (including the Company's present or future competitors), who can obtain any type of value from its disclosure or use. Confidential Information includes all secret, confidential or proprietary information, knowledge or data relating to the Company or Gaming Holdings, such as, without limitation, finances and financing methods, sources, proposals or plans; operational methods; marketing or development proposals, plans or strategies; pricing strategies; business or property acquisition or development proposals or plans; new personnel acquisition proposals or plans; customer lists and any descriptions or data concerning current or prospective customers; provided, however, while employed by the Company and in furtherance of the business and for the benefit of the Company, Executive may provide Confidential Information as appropriate to attorneys, accountants, financial institutions and other persons or entities engaged in business with the Company or Gaming Holdings.

     7. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of any successor of the Company or Gaming Holdings. Any such successor of the Company or Gaming Holdings shall be deemed substituted for the Company or Gaming Holdings under the terms of this Agreement for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company or Gaming Holdings.

     8. ENTIRE AGREEMENT. This Agreement and the Employment and Consulting Agreement represent the entire agreement and understanding between the Company, Gaming Holdings, Aladdin Holdings, LLC and the Executive concerning the matters herein.

     9. NO ORAL MODIFICATION, CANCELLATION OR DISCHARGE. This Agreement may only be amended, cancelled or discharged in writing signed by the Executive, Gaming Holdings and the Company.

     10. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Nevada.

     11. CAPITALIZED TERMS. Capitalized terms not defined herein shall have the meanings described thereto in the Employment and Consulting Agreement.

     12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, but all such counterparts shall together constitute but one and the same contract.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                         ALADDIN GAMING, LLC


                                         By:  /s/ Ronald Dictrow
                                             -------------------------------
                                             Name:  Ronald Dictrow
                                             Title: Executive Vice
                                                    President/Secretary


                                         ALADDIN GAMING HOLDINGS, LLC


                                         By:  /s/ Ronald Dictrow
                                             -------------------------------
                                             Name:  Ronald Dictrow
                                             Title: Executive Vice
                                                    President/Secretary




                                               /s/ Richard J. Goeglein
                                             -------------------------------
                                             Name:  RICHARD J. GOEGLEIN
                                             Title: Chief Executive Officer